UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2006
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2727 Allen Parkway, Suite 1200
Houston, Texas
(Address of Principal Executive	77019
Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Underwriting Agreement
Opinion and Consent of Vinson & Elkins L.L.P.
Opinion and Consent of Vinson & Elkins L.L.P.

Item 8.01 Other Events.
On November 30, 2006, Copano Energy, L.L.C. (the “Company”) entered into an underwriting agreement for the public offering of 2,500,000 common units, and up to 375,000 additional common units to cover over-allotments, if any. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. Closing of the issuance and sale of the common units is scheduled for December 6, 2006.

On December 1, 2006, the Company filed with the Securities and Exchange Commission a prospectus supplement dated November 30, 2006 to the accompanying base prospectus dated November 1, 2006 included in the Company’s registration statement on Form S-3 (Registration No. 333-138341). The prospectus supplement was filed pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, in connection with the above described offering. Certain opinions related to such registration statement and the offering are filed as exhibits to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated November 30, 2006, among Copano Energy, L.L.C. and the underwriters listed on Schedule A thereto.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: November 30, 2006	By:	/s/ Douglas L. Lawing
		Name:	Douglas L. Lawing
		Title:	Vice President and General Counsel

3

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated November 30, 2006, among Copano Energy, L.L.C. and the underwriters listed on Schedule A thereto.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1 hereto).